THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 22
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: May 10, 2004
Issue Date: May 13, 2004
The date of this Pricing Supplement is May 10, 2004

Fixed Rate Notes
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                                                                                                                          Interest
                                                                    Price to    Discounts &                               Payment
    CUSIP#                 Interest Rate            Maturity Date    Public     Commissions   Reallowance     Dealer     Frequency
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
   07387EFD4                   4.00%                  5/15/2009     100.00%        1.00%         0.150%       99.25%        Semi
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   07387EFE2                   6.05%                  5/15/2029     100.00%        2.50%         0.350%       98.00%        Semi
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

                                               Subject to Redemption
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                                                                                                           Aggregate
 First Interest   First Interest  Survivor's                                                               Principal
  Payment Date    Payment Amount    Option     Yes/No             Date and Terms of Redemption               Amount     Net Proceeds
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
   11/15/2004         $21.00          Yes        No                            N/A                           $487,000      $482,130
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   11/15/2004         $31.76          Yes       Yes    Commencing on 5/15/2009 and on the 15th of each    $11,458,000   $11,171,550
                                                       month thereafter until Maturity, the Notes may be
                                                       called in whole at par at the option of the
                                                       Company on ten calendar days notice.
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

                                                               ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.